CHANGE IN TERMS AGREEMENT

PRINCIPAL     LOAN DATE  MATURITY   LOAN NO  CALL/COLL ACCOUNT OFFICER INITIAL
$6,000,000.00 11-01-2004 12-01-2004 92018206             636AW     /S/  PL

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.


Borrower: I/OMAGIC CORPORATION     Lender:  UNITED NATIONAL BANK
          4 MARCONI                         INTERNATIONAL DEPARTMENT
          IRVINE, CA 92618                  855 SOUTH ATLANTIC
                                            MONTEREY  PARK,  CA  91754
                                            (626)  281-6975

Principal Amount: $6,000,000.00     Initial Rate: 5.500%
DATE OF AGREEMENT: NOVEMBER 1, 2004

DESCRIPTION OF EXISTING INDEBTEDNESS. THIS CHANGE IN TERMS AGREEMENT REFERS TO THE LOAN EVIDENCED BY THE PROMISSORY NOTE DATED AUGUST 15, 2003 IN FAVOR OF BANK EXECUTED BY I/OMAGIC CORPORATION IN THE AMOUNT OF $6,000,000.00
PAYABLE IN FULL ON SEPTEMBER 1, 2004 AND EXTEND THE MATURITY OF THE NOTE TO NOVEMBER 1, 2004 AS EVIDENCED BY THE CHANGE IN TERMS AGREEMENT DATED SEPTEMBER 1, 2004.

DESCRIPTION OF COLLATERAL.

1)1ST POSITION UCC FINANCING STATEMENT FILED ON JULY 30, 2003 AT SECRETARY OF STATE, SACRAMENTO, CA AS INSTRUMENT #0321 280018.
2)1ST POSITION UCC FINANCING STATEMENT FILED ON JULY 30, 2003 AT STATE OF NEVADA AS INSTRUMENT #2003020439-1.

DESCRIPTION OF CHANGE IN TERMS. TO EXTEND THE MATURITY OF THE NOTE TO DECEMBER 1, 2004.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lenders right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender In writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement, if any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions,

BUSINESS LOAN AGREEMENT (ASSET BASED). This Note is the Note referred to in the Business Loan Agreement (ASSET BASED) dated August 15, 2003, between the Borrower and Bank, as at any time amended (the "Business Loan Agreement (ASSET BASED)"), Notwithstanding the paragraph entitled "DEFAULT" above, and in addition thereto, upon the occurrence of an event of default as defined in the Business Loan Agreement (ASSET BASED), all sums of principal and interest the remaining unpaid shall become due and payable, as provided in the Business Loan Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.
BORROWER:

I/OMAGIC CORPORATION

BY: /s/ TONY SHAHBAZ                       By: /s/ STEVE GILLINGS
TONY SHAHBAZ, President of I/OMAGIC        STEVE GILLINGS, Chief Financial
Officer of
                                           I/OMAGIC CORPORATION


LENDER:

UNITED NATIONAL BANK

/s/ Paul Liaw
Authorized Signer